UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Corvus Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with the preliminary materials.
◻ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

AT 1:00 P.M. PACIFIC TIME

Dear Stockholder:

The annual meeting of stockholders, (the “Annual Meeting”) of Corvus Pharmaceuticals, Inc., a Delaware corporation (“Corvus”, we”, “us” or “our”) will be held on June 15, 2022, at 1:00 p.m., Pacific Time. This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and for Corvus. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.meetnow.global/MAPC7TQ at the meeting date and time described in the accompanying proxy statement. You will need to enter the 15 digit control number on your proxy card to submit questions and vote at our virtual Annual Meeting. There is no physical location for the Annual Meeting.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class III Directors with terms to expire at the 2025 annual meeting of stockholders;
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement accompanying this Notice of Annual Meeting of Stockholders;
4.	To hold a non-binding advisory vote on the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers; and
5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials on or about April 28, 2022 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 28, 2022. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

You are cordially invited to attend the virtual Annual Meeting via the internet. Your vote is very important. Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal 1 of the proxy statement, FOR the ratification of the selection, by the audit committee of our board of directors, of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal 2 of the proxy statement, on a non-binding advisory basis, FOR the resolution to approve the compensation of our named executive officers as described in Proposal 3 of the accompanying proxy statement and on a non-binding advisory basis, for “1 YEAR” as the frequency of future advisory votes by stockholders on the compensation of our named executive officers.

On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ RICHARD A. MILLER
Richard A. Miller, M.D.
President and Chief Executive Officer
Burlingame, California

April 28, 2022

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote on the Internet, by phone or by mail as instructed in the notice of availability of proxy materials, as promptly as possible in order to ensure your representation. Even if you have voted by proxy, you may still vote if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual Annual Meeting, you must obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

AT 1:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you a Notice of Availability of Proxy Materials (“Notice”) because the board of directors (the “Board”) of Corvus Pharmaceuticals, Inc. is soliciting your proxy to vote at our annual meeting of stockholders (the “Annual Meeting”) to be held on June 15, 2022 at 1:00 p.m., Pacific Time, virtually at www.meetnow.global/MAPC7TQ at the meeting date and time described in the accompanying proxy statement. You will need to enter the 15 digit control number on your proxy card to submit questions and vote at our virtual Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. We invite you to attend the virtual Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

The Notice is being sent or made available on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

As used in this proxy statement, “Corvus,” the “Company,” “we” or “us” refer to Corvus Pharmaceuticals, Inc., a Delaware corporation.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 46,553,511 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by such brokerage firm, bank or other agent. The brokerage firm, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

●	Proposal 1: To elect three Class III Directors with terms to expire at the 2025 annual meeting of stockholders.
●	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
●	Proposal 3: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
●	Proposal 4: To approve, on a non-binding advisory basis, the frequency of future advisory votes by stockholders on the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How are proxy materials distributed?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on the Internet at www.envisionreports.com/crvs or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis.

How do I vote?

●	For Proposal 1, you may either vote “For” or “Withhold” with respect to each nominee to the Board.
●	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
●	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.
●	For Proposal 4, you may vote for “1 Year,” “2 Years” or “3 Years” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote at the virtual Annual Meeting, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the virtual Annual Meeting if you have already voted by proxy.

1.	You may vote your shares at the virtual Annual Meeting at www.meetnow.global/MAPC7TQ during the Annual Meeting. You will need the 15 digit control number on your proxy card to vote your shares at the Annual Meeting. For additional details on the virtual meeting, please see the sections entitled “How do I attend the virtual Annual Meeting” and “Can I submit questions at the virtual Annual Meeting” of this proxy statement.
2.	To vote on the Internet, go to www.envisionreports.com/crvs to complete an electronic proxy card. You will be asked to provide the control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 14, 2022 to be counted.
3.	To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the toll-free number provided on the website referenced to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 14, 2022 to be counted.
4.	To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting card and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, virtually or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. As of the Record Date, there were 46,553,511 shares of common stock outstanding and entitled to vote. Accordingly, 23,276,756 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of three nominees for director.
2.	Proposal 2: “For” the ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
3.	Proposal 3: “For” the approval on a non-binding advisory basis, the compensation of our named executive officers.
4.	For Proposal 4: “1 Year” for the non-binding advisory vote regarding the future advisory votes by the stockholders on the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1 (the election of directors), Proposal 3 (non-binding advisory vote to approve the compensation of our named executive officers) and Proposal 4 (non-binding advisory vote on the frequency of future advisory votes on executive compensation) are considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposals 1, 3 and 4 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 2 involves a matter we believe to be routine and thus, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count:

●	With respect to Proposal 1, “For” votes, “Withhold” votes and broker non-votes.
●	With respect to Proposal 2, “For” votes, “Against” votes and abstentions.
●	With respect to Proposal 3, “For” votes, “Against” votes, abstentions and broker non-votes.
●	With respect to Proposal 4, the inspector of election will separately count “1 Year,” “2 Years” and “3 Years” votes, abstentions and broker non-votes.

How many votes are needed to approve each proposal?

●	For Proposal 1, the election of three members of the Board, the three nominees receiving the highest number of “For” votes will be elected.
●	For Proposal 2, the ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, the proposal must receive a “For” vote from the majority of the votes properly cast either at the virtual Annual Meeting or by proxy at the Annual Meeting, excluding abstentions and broker non votes with respect to the proposal. This is a routine proposal and therefore we do not expect any broker non votes.
●	For Proposal 3, the non-binding advisory vote to approve the compensation of our named executive officers, the proposal must receive a “For” vote from the majority of the votes cast, with votes cast excluding abstentions and broker non-votes. While the vote on this resolution is advisory and not binding on us, our Compensation Committee and our Board will consider the outcome of the vote on this resolution when considering future executive compensation decisions.
●	For Proposal 4, the non-binding advisory vote frequency alternative (1 Year, 2 Years or 3 Years) receiving the highest number of votes will be approved. If none of the frequency alternatives receives a majority of the votes cast (excluding abstentions and broker non-votes), we will consider the highest number of votes cast by the stockholders to be the frequency that has been selected by the stockholders. However, this proposal is advisory and non-binding upon us.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;
2.	A written notice that you are revoking your proxy to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010; or
3.	A later-dated vote on the Internet or by phone or by voting at the virtual Annual Meeting (simply attending the virtual Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the virtual Annual Meeting, by attending and voting at the virtual Annual Meeting.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m. local time. Online access to the audio webcast will open approximately 10 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.meetnow.global/MAPC7TQ and enter the 15 digit code on your Stockholders Meeting Notice.

Can I submit questions at the virtual Annual Meeting?

Stockholders may submit questions and vote during the Annual Meeting at www.meetnow.global/MAPC7TQ. To demonstrate proof of stock ownership, you will need to enter the 15 digit control number on your proxy card to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at http://corvuspharma.gcs-web.com. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, the efficient use of the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2022 proxy statement. Any such proposal must be submitted in writing by December 29, 2022, to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, the current address of our principal executive offices. If we change the date of our 2023 annual meeting of stockholders by more than 30 days from the date of the previous year’s Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our amended and restated bylaws (the “Bylaws”). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, no earlier than February 15, 2023 and no later than the close of business on March 17, 2023, which notice must contain the information specified in our Bylaws. If we change the date of our 2023 annual meeting of stockholders by more than thirty (30) days before, or more than 60 days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2023 annual meeting of stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 16, 2023.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for the Company.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010 or at (650) 900-4520. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, designated as Class I, Class II and Class III. Under our amended and restated certificate of incorporation (the “Charter”), our Board is authorized to assign its members in office to each class. Each class has a term of three years. Our Charter provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal.

Our Board currently consists of seven directors, divided into three classes as follows:

●	Class I directors: Richard A. Miller, M.D. and Linda S. Grais, M.D. J.D., whose current terms will expire at the annual meeting of stockholders to be held in 2023;
●	Class II directors: Scott W. Morrison and Edith P. Mitchell, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2024; and
●	Class III directors: Ian T. Clark, Elisha P. (Terry) Gould III and Peter Thompson, M.D., whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Directors are elected by a plurality of the votes cast at the meeting.

Mr. Clark, Mr. Gould and Dr. Thompson have been nominated for election at the Annual Meeting to serve as Class III directors. If either of Mr. Clark, Mr. Gould or Dr. Thompson becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for them will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the Board. Mr. Clark, Mr. Gould and Dr. Thompson have agreed to serve if elected. Our management has no reason to believe that Mr. Clark, Mr. Gould or Dr. Thompson will be unable to serve. If elected at the Annual Meeting, Mr. Clark, Mr. Gould and Dr. Thompson will serve until the earliest of the 2025 annual meeting of stockholders, a successor for either of them is elected and qualified or one or all of their death, resignation or removal.

The following is a brief biography of Mr. Clark, Mr. Gould and Dr. Thompson, the nominees for director, and a discussion of their specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee of the Board to recommend Mr. Clark, Mr. Gould and Dr. Thompson as nominees for director, as of the date of this proxy statement.

Name	Position	Age
Ian T. Clark	Director	61

 Ian T. Clark. Mr. Clark has served as a member of our Board since January 2017. Mr. Clark has more than 35 years of experience in the biotechnology and pharmaceutical industry, most recently serving as CEO and member of the board of directors for Genentech, until his retirement in December 2016. During his seven-year tenure as CEO, Mr. Clark and his team brought eleven new medicines to market for patients fighting rheumatoid arthritis, idiopathic pulmonary fibrosis and various types of cancer. Ian was among the highest rated CEOs by Glassdoor, recognized as the Bay Area’s most admired CEO by the San Francisco Business Times and awarded the Honorable Mentor of the Year by the Heath Business Woman's Association. Prior to joining Genentech, Mr. Clark held various positions of increasing responsibility at Novartis, Sanofi, Ivax and Searle, working in the USA, UK, Canada, Eastern Europe and France.

Currently, Mr. Clark is on the board of directors of several public biopharmaceutical and biotechnology companies: Takeda Pharmaceutical Company Limited, Agios Pharmaceuticals, Inc., Guardant Health, Inc., Olema Oncology and Avrobio, Inc. He is also on the BioFulcrum Board of the Gladstone Institute. Mr. Clark previously served on the Boards of Forty Seven Inc., Shire Pharmaceuticals, Inc., and Kite Pharma, Inc. He was also on the Board of Biotechnology Industry Association and on the Economic Advisory Council of the 12th District of the Federal Reserve. Mr. Clark received his Bachelor of Science in Biological Sciences and an Honorary Doctorate of Science from Southampton University in the United Kingdom. We believe Mr. Clark’s executive experience in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

Name	Position	Age
Elisha P. (Terry) Gould III	Director	65

Elisha P. (Terry) Gould III. Mr. Gould has served as a member of our Board since November 2014. Mr. Gould is currently a Partner at Adams Street Partners, LLC, a global private equity firm, and has been employed by Adams Street Partners or its predecessor organizations since 1994. Mr. Gould has served on the board of Aptinyx Inc., a public biopharmaceutical company, since July 2015, Icosavax, Inc., a public biopharmaceutical company, since August 2019 and currently serves on the boards of directors of several private biopharmaceutical and/or healthcare companies. Mr. Gould received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Gould’s experience in the venture capital industry and as a director of several biopharmaceutical and/or healthcare companies provides him with the qualifications and skills to serve as a member of our board of directors.

Name	Position	Age
Peter Thompson, M.D.	Director	62

Peter Thompson, M.D. Dr. Thompson has served as a member of our Board since November 2014. Dr. Thompson is a Member at OrbiMed Advisors LLC, an investment firm. Dr. Thompson currently serves on the boards of directors of Alpine Immune Sciences Inc., Decibel Therapeutics, Inc., Edgewise Therapeutics, Inc., Janux Therapeutics, Inc., and Silverback Therapeutics, Inc., as well as several private companies. Previously, Dr. Thompson served on the boards of Synthorx Inc. until its acquisition by Sanofi, Adaptimmune Therapeutics PLC, PMV Pharmaceuticals, Inc., Prevail Therapeutics Inc., and Principia Biopharma Inc. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and is a board-certified internist and oncologist. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School. We believe Dr. Thompson’s experience in management and venture capital in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH

CLASS III DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements beginning in fiscal year 2015. Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed or to be billed to us for fiscal years ended December 31, 2021 and 2020, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	December 31,
	2021	2020
Audit Fees(1)	$795,000	$1,110,800
Audit‑Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	900	900
Total	$795,900	$1,111,700

(1)	Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees. This category consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees. This category consists of fees for services provided for tax consultation services.
(4)	All Other Fees. This category consists of fees for all other services that are not reported above.

All fees described above were approved by our Board or the audit committee of the Board.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP and the fees charged for such services. Among other things, the audit committee reviews non-audit services proposed to be provided by PricewaterhouseCoopers LLP and pre-approve such services only if they are compatible with maintaining PricewaterhouseCoopers LLP’s status as an independent registered public accounting firm. All services provided by PricewaterhouseCoopers LLP in 2021 and 2020 were pre-approved by our Board or the audit committee after review of each of the services proposed for approval.

The affirmative vote of the holders of a majority of the shares of our common stock present at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and cast on this proposal will be required to ratify the selection of PricewaterhouseCoopers LLP for our fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly known as a “Say-on-Pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Executive Compensation” section of this proxy statement and the compensation tables and accompanying narrative disclosures that follow.

Board Recommendation

Our compensation committee and the Board believe that the information provided in the “Executive Compensation” section of this proxy statement, compensation tables and accompanying narrative disclosures demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Accordingly, our Board recommends that stockholders vote “FOR” the following resolution:

RESOLVED, that stockholders of Corvus Pharmaceuticals, Inc. (the “Company”) approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in “Executive Compensation,” compensation tables and the accompanying narrative disclosures of this proxy statement.

While the vote on this resolution is advisory and not binding on us, the compensation committee, or our Board, the compensation committee and our Board values thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board has adopted a policy of providing for advisory votes from stockholders on executive compensation once every year.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, “ FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY (“SAY-ON-PAY”) VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek a non-binding advisory vote from stockholders on the compensation of our named executive officers, i.e., how frequently to request future “Say-on-Pay” votes from stockholders. We are accordingly seeking a non-binding advisory vote from stockholders as to the frequency with which our stockholders should have an opportunity to provide an advisory approval - a “Say-on-Pay” - of our NEO compensation. We are providing our stockholders with the choice of selecting a frequency of 1 year, 2 years or 3 years or abstaining from this advisory vote.

While we will continue to monitor developments in this area, the Board believes it is appropriate and desirable to seek an advisory “Say-on-Pay” vote from stockholders every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in each of our proxy statements, leading to a more meaningful and coherent communication between the Company and our stockholders on the compensation of our NEOs. The Board’s current plan is further based on the premise that this recommendation could be modified if it becomes apparent that an annual frequency vote is not meaningful or another frequency would better allow us to achieve our corporate governance objectives.

The Board’s current plan is further based on the premise that this recommendation could be modified if it becomes apparent that an annual frequency vote is not meaningful or another frequency would better allow us to achieve our corporate governance objectives.

Board Recommendation

Based on these factors, our board of directors recommends that future advisory votes by stockholders on named executive officer compensation occur every year, until the next advisory vote on the frequency of future “Say-on-Pay” votes. Stockholders are not being asked to approve or disapprove our board’s recommendation, but rather to indicate their choice among the following frequency options: three years, two years or one year, or to abstain from voting on this item. If none of the frequency alternatives – three years, two years or one year - receives a majority of the votes cast, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. Accordingly, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation of named executive officers of Corvus Pharmaceuticals, Inc. (the “Company”) be submitted to an advisory vote by the Company’s stockholders every (a) 3 years, (b) 2 years, or (c) 1 year, with such alternative that receives the highest number of votes cast representing the vote of stockholders.

The vote on this resolution is advisory, and therefore not binding on the Company, the board of directors or its compensation committee. The board of directors may decide that it is in the best interests of the Company and its stockholders to hold future advisory “Say-on-Pay” votes more or less frequently than the frequency indicated by stockholders in voting on this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS APPROVE, IN A NON-BINDING ADVISORY VOTE, THAT FUTURE ADVISORY VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE REQUESTED EVERY YEAR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material’ or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

The audit committee of the Board has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the audit committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the SEC and Nasdaq regulations. A copy of the audit committee charter is available on our website at www.corvuspharma.com.

The audit committee’s responsibilities include assisting the Board regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2021 with the Company’s management and PricewaterhouseCoopers LLP. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The audit committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 and the audit committee discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The audit committee and the Board have recommended the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Audit Committee

Scott W. Morrison (Chairperson)

Linda S. Grais M.D. J.D.

Elisha P. (Terry) Gould III

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth, for the Class II directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of March 31, 2022:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Richard A. Miller, M.D.	71	President, Chief Executive Officer and Chairman of the Board	2014
Linda S. Grais, M.D. J.D.(1)(3)	65	Director	2019

Class II Directors whose terms expire at the 2024 Annual Meeting of Stockholders
Scott W. Morrison(1)(2)	64	Director	2015
Edith P. Mitchell, M.D.(3)	74	Director	2020

Class III Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Ian T. Clark(2)(3)	61	Director	2017
Elisha P. (Terry) Gould III(1)(3)	65	Director	2014
Peter Thompson, M.D.(2)	62	Director	2014

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for each person whose term of office as a director will continue after the Annual Meeting. The biographical information of our nominees, Mr. Clark, Mr. Gould and Dr. Thompson is included in Proposal 1 above. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Class I Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Richard A. Miller, M.D. Dr. Miller has served as our President and Chief Executive Officer since February 2014 and chairman of our Board since January 2014. From April 2012 to October 2014, Dr. Miller was Chairman and Chief Executive Officer of Graphea, Inc., a privately held chemical company, which he founded. Dr. Miller served as Chief Commercialization Officer, Associate Dean and Research Professor in Chemistry at The University of Texas at Austin from September 2010 to December 2011. Dr. Miller founded Principia Biopharma Inc., a privately held biopharmaceutical company, and served as its President and Chief Executive Officer and a member of its board of directors from January 2009 to February 2011. He served as President, Chief Executive Officer and Director of Pharmacyclics, Inc., a public biopharmaceutical company, from 1991, when he co founded the company, to 2008. At Pharmacyclics, Dr. Miller led the initial discovery and development efforts for ibrutinib. Dr. Miller was a co founder, Vice President and Director of IDEC Pharmaceuticals Corporation, a biotechnology company that merged with Biogen, Inc. in June 2003, where he led research efforts on lymphoma leading to the development of rituximab. Dr. Miller has been Adjunct Clinical Professor of Medicine (Oncology) at Stanford University Medical Center since 1991. Dr. Miller currently serves on the board of directors of Bolt Biotherapeutics Inc, a public biotechnology company. Dr. Miller received a B.A. in Chemistry from Franklin & Marshall College and an M.D. summa cum laude from the State University of New York Medical School. He is board certified in both Internal Medicine and Medical Oncology. We believe Dr. Miller’s experience as an officer and director of pharmaceutical and biopharmaceutical companies provides him with the qualifications and skills to serve as a member of our Board.

Linda S. Grais, M.D. J.D. Dr. Grais has served as a member of our Board since January 2019. Dr. Grais previously served as President and Chief Executive Officer of Ocera Therapeutics, Inc. from June 2012 to December 2017 and as a member of its board of directors from January 2008 through December 2017. Prior to her employment by

Ocera, Dr. Grais served as a managing member at InterWest Partners, a venture capital firm, from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. She currently serves on the board of directors of Arca Biopharma, Inc., a public biotechnology company, Zosano Pharma Corporation, a public pharmaceutical company, and ICON plc, a public contract research organization. Dr. Grais received a B.A. from Yale University, an M.D. from Yale Medical School and a J.D. from Stanford Law School. We believe Dr. Grais’ experience as an officer and director of pharmaceutical and biopharmaceutical companies provides her with the qualifications and skills to serve as a member of our Board.

Class II Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Scott W. Morrison. Mr. Morrison has served as a member of our Board since December 2015. From 1996 to December 2015, Mr. Morrison was a Partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015. He also serves on the board of directors of Global Blood Therapeutics, Inc., a public biopharmaceutical company, on the board of directors of Vera Therapeutics, Inc., a public biotechnology company, since March 2020 on the board of directors of Ideaya Biosciences, Inc., a public biopharmaceutical company, since July 2018, and on the board of Zai Labs, Inc., a public biotech company since October 2021. Mr. Morrison also serves on the board of Escape Bio, Inc., a private biotech company. Mr. Morrison has held roles on the boards of directors of numerous life sciences industry organizations. Since 1999, he has served on the board of directors of the Biotechnology Institute, a non-profit organization, where has also served on the audit committee since 2002. Mr. Morrison has previously served on the boards of directors of the Life Sciences Foundation, a biotechnology non-profit organization, the Bay Area Biosciences Association, a 501(c)(3) organization, and the Emerging Companies Section of the Biotechnology Innovation Organization, a trade organization. He received a B.S. in Business Administration from the University of California-Berkeley and is a certified public accountant (inactive). We believe Mr. Morrison’s experience in public accounting and the life sciences industry provides him with the qualifications and skills to serve as a member of our Board.

Edith P. Mitchell. Dr. Mitchell has served as a member of our Board since September 2020. Dr. Mitchell currently serves as a clinical professor, Department of Medicine and Medical Oncology at the Sidney Kimmel Medical College at Thomas Jefferson University and associate director for Diversity Programs and director of the Center to Eliminate Cancer Disparities for the Sidney Kimmel Cancer Center at Thomas Jefferson University. In addition, she serves on the National Cancer Institute (NCI) Review Panel and the Cancer Investigations Review Committee, the Clinical Trials and Translational Research Advisory Committee, serves as co-chair of the NCI Disparities Committee, and is a member of the NIH Council of Councils. Because of her experience in the cancer research community, Dr. Mitchell was selected to serve as a member of the NCI’s Blue Ribbon Panel convened to advise the National Cancer Advisory Board on Vice President Biden’s National Cancer Moonshot Initiative. In addition to her medical achievements, Dr. Mitchell is a retired United States Air Force Brigadier General, having served as the Air National Guard Assistant to the Command Surgeon for U.S. Transportation command and headquarters Air Mobility Command (AMC) based at the Scott Air Force Base in Illinois. General Mitchell has been awarded over 15 military service medals and ribbons including the Legion of Merit, Meritorious Service Medal, Air Force Achievement and Commendation Medals, National Defense Service Medal, and Humanitarian Service Medal. Dr. Mitchell holds a B.S. in biochemistry from Tennessee State University and an M.D. from Medical College of Virginia. She completed a residency at Meharry Medical College and a fellowship at Georgetown University Hospital. She is board-certified in internal medicine and medical oncology. We believe Dr. Mitchell’s experience as a medical professional and extensive experience with governmental healthcare organizations provides her with the qualifications and skills to serve as a member of our Board.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

The Board met five times during the fiscal year ended December 31, 2021. The audit committee met five times, the compensation committee met two times and the nominating and corporate governance committee met one time. Each member of the Board attended at least 75% of the aggregate number of meetings of our Board, and of the committees on which he or she served, held during the last fiscal year. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Corporate Governance Guidelines

The Board has documented our governance practices in our corporate governance guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the Board may be viewed at www.corvuspharma.com.

Director Independence

Our Board currently consists of seven (7) members. Our Board has determined that all of our directors, other than Dr. Miller, qualify as independent directors in accordance with the Nasdaq Global Market (“Nasdaq”) listing requirements. Dr. Miller is not considered independent because he is an employee of the Company. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Leadership Structure of the Board

Our Bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in our best interests. Dr. Miller currently serves as the chairperson of our Board. In that role, Dr. Miller presides over the meetings of our Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

Our Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

					Nominating and Corporate
Name	Audit		Compensation		Governance
Richard A. Miller, M.D.	—		—		—
Linda S. Grais, M.D. J.D.	X		—		X
Edith P. Mitchell, M.D.	—		—		X
Scott W. Morrison	X	(1)	X		—
Peter Thompson, M.D.	—		X	(1)	—
Elisha P. (Terry) Gould III	X		—		X	(1)
Ian T. Clark	—		X		X
Total meetings in 2021	5		2		1

(1)	Committee Chairman

Below is a description of each committee of the Board.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
●	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

●	reviews our critical accounting policies and estimates; and
●	annually reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Mr. Gould, Dr. Grais and Mr. Morrison. Mr. Morrison serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Morrison is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of the members of our audit committee is independent under the applicable rules of Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq which is available on our corporate website at www.corvuspharma.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and sets or makes recommendations to our Board regarding the compensation of our Chief Executive Officer and other executive officers. The compensation committee also reviews and makes recommendations to our Board regarding director compensation. In addition, the compensation committee reviews and approves or makes recommendations to our Board regarding our incentive compensation and equity-based plans. The compensation committee periodically reviews and evaluates the performance of the compensation committee and its members and must annually review and reassess the compensation committee charter and recommend any changes to our Board. The compensation committee may delegate authority to subcomittees as it deems appropriate.

The current members of our compensation committee are Mr. Clark, Mr. Morrison and Dr. Thompson. Dr. Thompson serves as the chairperson of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq. Each of Mr. Clark and Mr. Morrison is also a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Dr. Thompson will not be a “non-employee director” if OrbiMed Private Investments V, LP continues to own more than ten percent (10%) of our capital stock. In such event and until such time as the compensation committee is comprised solely of “non-employee directors,” equity compensation awards to directors and executive officers will be approved by our Board. The compensation committee operates under a written charter which is available on our corporate website at www.corvuspharma.com.

Our executive officers submit proposals to the board and the compensation committee regarding our executive and director compensation. Our Chief Executive Officer also annually reviews the performance of each executive officer and makes recommendations regarding their compensation. The compensation committee considers those recommendations in determining base salaries, adjustments to base salaries, annual cash bonus program targets and awards and equity awards, if any, for the executive officers and other members of senior management.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our nominating and corporate governance committee are Mr. Clark, Mr. Gould, Dr. Grais and Dr. Mitchell. Mr. Gould serves as the chairperson of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter which is available on our corporate website at www.corvuspharma.com.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, the following:

●	diversity of personal and professional background, perspective and experience;
●	personal and professional integrity, ethics and values;
●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
●	experience relevant to our industry and relevant social policy concerns;
●	experience as a board member or executive officer of another publicly held company;
●	relevant academic expertise or other proficiency in an area of the our operations;
●	practical and mature business judgment, including ability to make independent analytical inquiries;
●	promotion of a diversity of business or career experience relevant to our success; and
●	any other relevant qualifications, attributes or skills.

Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholder Communications with the Board of Directors

The Board will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the Board, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the Board, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The Board, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Material Changes to Nominee Recommendation Procedures

There have been no material changes to the procedures by which stockholders may recommend nominees to our board in 2021.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.corvuspharma.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, our compensation committee consisted of Mr. Clark, Mr. Morrison, and Dr. Thompson. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. As provided by our related party transaction policy, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related party transaction policies and procedures.

Certain Related Party Transactions

We describe below transactions and series of similar transactions since January 1, 2021, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, holders of more than five percent of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Director and Executive Officer Agreements and Compensation

See the sections titled “Director Compensation” and “Executive Compensation” for more information regarding compensation of our directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see the section titled “Executive Compensation.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Participation in Our February 2021 Common Stock Offering

        Dr. Miller, our President and CEO, and certain holders of more than five percent (5%) of our capital stock and their affiliated entities purchased shares of our common stock in our underwritten common stock offering, which closed on February 17, 2021 (the "2021 Offering"), for payment in excess of $120,000 as summarized in the following table. The underwriters received the same underwriting discount from the sale of the shares of our common stock to these holders as they did from other shares of our common stock sold to the public in the 2021 Offering.

	Number of Shares
	of Common	Aggregate
	Stock	Purchase
Participants	Purchased	Price
OrbiMed Private Investments V, LP(1)	1,285,714	$4,499,999
Richard A. Miller, M.D. (2)	100,000	$350,000

(1)	OrbiMed Private Investments V, LP and its affiliates owned (in the aggregate) more than 5% of our outstanding capital stock at the time of the 2021 Offering. Peter Thompson, M.D. is currently, and was at the time of the 2021 Offering, a member of our Board and is an employee of OrbiMed Advisors LLC, an affiliate of OrbiMed Private Investments V, LP.
(2)	Dr. Miller is currently, and was at the time of the 2021 Offering, our president and chief executive officer and a member of our Board.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents information regarding the compensation paid for the fiscal year ended December 31, 2021 to members of our Board who are not also employed by us or any of our subsidiaries (our non-employee directors). The compensation paid to Richard A. Miller, who is also our president and chief executive officer, is set forth in the section titled “Executive Compensation” in this proxy statement. Dr. Miller was not entitled to receive additional compensation for his service as a director:

	FEES
	EARNED OR	OPTION
	PAID IN CASH	AWARDS(1)	TOTAL
NAME	($)	($)	($)
Ian T. Clark	45,000	55,752	100,752
Elisha P. (Terry) Gould III	48,417	55,752	104,169
Linda S. Grais, M.D. J.D.	49,000	55,752	104,752
Edith P. Mitchell, M.D.	39,000	55,752	94,752
Scott W. Morrison	61,000	55,752	116,752
Peter Thompson, M.D.	47,000	55,752	102,752

(1)	Amounts reported in the Option Awards column represent the grant date fair values of stock options calculated in accordance with Financial Account Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions used to calculate the value of our stock options, see Note 10, Stock Option Plans, to our audited financial statements included in our report on Form 10-K for the year ended December 31, 2021. During fiscal year 2021, each non-employee director was granted options to purchase 15,000 shares of our common stock on June 15, 2021 and September 9, 2021 with an aggregate grant date fair value set forth in the table above. Both option grants vest on the one year anniversary of the grant date. The options granted on September 9, 2021 were one-time grants made upon recommendation of the compensation committee and approved by the Board. As of December 31, 2021, our non-employee directors held outstanding options to purchase shares of our common stock as follows: Mr. Clark, 135,000; Mr. Gould, 135,000; Ms. Grais, 105,000; Dr. Mitchell, 60,000; Mr. Morrison, 135,000; and Dr. Thompson, 135,000. Other than these options, none of our non-employee directors held any other equity awards in the Company as of December 31, 2021.

Director Compensation

In December 2015, our Board approved a compensation policy for our non-employee directors (the “Director Compensation Program”). Pursuant to our Director Compensation Program, our non-employee directors are entitled to cash compensation, paid quarterly in arrears, as follows:

●	Each non-employee director is entitled to receive an annual cash retainer in the amount of $35,000.
●	The chairperson of the board is entitled to receive additional annual cash compensation of $30,000 for such chairperson’s service on the Board.
●	The chairperson of the audit committee is entitled to receive additional annual cash compensation in the amount of $20,000 for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee is entitled to receive additional annual cash compensation in the amount of $10,000 for such member’s service on the audit committee.
●	The chairperson of the compensation committee is entitled to receive additional annual cash compensation in the amount of $12,000 for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee is entitled to receive additional annual cash compensation in the amount of $6,000 for such member’s service on the compensation committee.
●	The chairperson of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $8,000 for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $4,000 for such member’s service on the nominating and corporate governance committee.

In addition, unless waived in advance, under the Director Compensation Program, each non-employee director who is elected or appointed to our Board will automatically be granted an option to purchase 30,000 shares of our common stock upon the director’s initial appointment or election to our Board, referred to as the Initial Grant. In addition, unless waived in advance, each non-employee director who has been serving on the Board for at least three months prior to any annual meeting of the Company’s stockholders and will continue to serve as a non-employee director immediately following an annual stockholder’s meeting, will automatically be granted an annual option to purchase 15,000 shares of our common stock on the date of such annual stockholder’s meeting, referred to as the Annual Grant. The Initial Grant will vest as to 1/3rd of the shares subject to the Initial Grant on each anniversary of the applicable grant date, subject to continued service through the applicable vesting date. The Annual Grant will vest as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date. All equity awards, including any Initial Grants and Annual Grants, held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control.

EXECUTIVE OFFICERS

The following sets forth information about our executive officers as of March 31, 2022.

Name	Position	Age
Richard A. Miller, M.D.	President, Chief Executive Officer and Chairman of the Board	71
William B. Jones, Ph.D.	Senior Vice President, Pharmaceutical Development	57
Leiv Lea	Chief Financial Officer	68

The following is biographical information as of March 31, 2022 for our executive officers other than Richard A. Miller, M.D., whose biographical information is included in the section above titled “Board of Directors and Corporate Governance.”

William B. Jones, Ph.D., Senior Vice President, Pharmaceutical Development. Dr. Jones has served as our Senior Vice President, Pharmaceutical Development since December 2019 and as our Vice President, Pharmaceutical Development since December 2014. Dr. Jones was Director of Global Regulatory Affairs in the oncology business unit of Sanofi US, LLC, a pharmaceutical company, from December 2012 to December 2014. From 2008 to March 2012, Dr. Jones was Director of Project Management & Regulatory at Pharmacyclics, Inc., a biopharmaceutical company. Dr. Jones served as Associate Director of Development for Plexxikon, Inc., a pharmaceutical company, from 2005 to 2007. From 2002 to 2005, he was Senior Project Manager at Vertex Pharmaceuticals, Inc., a biotechnology company. Dr. Jones received a B.S. and a Ph.D. in Chemistry from the University of Cincinnati and an M.B.A. from Babson College. He completed a post-doctoral fellowship at the University of Oxford.

Leiv Lea, Chief Financial Officer. Mr. Lea has served as our Chief Financial Officer since November 2014. Mr. Lea was a financial consultant from 2009 to November 2014. From 1998 to 2008, Mr. Lea served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company. From 1996 to 1997, he was a financial consultant. From 1986 to 1996, Mr. Lea served as Chief Financial Officer of Margaux, Inc., a refrigeration equipment manufacturer. He received a B.S. in Agricultural Economics from the University of California, Davis and an M.B.A. from the Anderson School at the University of California, Los Angeles.

EXECUTIVE COMPENSATION

This section discusses the material components of our executive compensation program and compensation for our named executive officers (“NEOs”) for the year ended December 31, 2021.

Our NEOs for the year ended December 31, 2021 are:

●	Richard A. Miller, M.D., President and Chief Executive Officer;
●	Leiv Lea, Chief Financial Officer; and
●	William B. Jones, Ph.D., Senior Vice President, Pharmaceutical Development

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to our NEOs.

						Non‑equity
						Incentive
		Base		Stock	Option	plan	All other
	Fiscal	salary		awards	awards	compensation	compensation	Total
Name and principal position	year	($)	Bonus($)	($)	($)(1)	($)(3)	($) (2)	($)
Richard A. Miller, M.D.	2021	300,000	—	—	602,085	—	3,000	905,085
President and Chief Executive Officer	2020	300,000	—	—	885,297	—	3,000	1,188,297
Leiv Lea	2021	371,602	—	—	301,042	74,400	3,000	750,044
Chief Financial Officer	2020	360,217	—	—	442,649	36,050	3,000	841,916
William B. Jones, Ph.D.	2021	331,397	—	—	301,042	66,000	3,000	701,439
Senior Vice President, Pharmaceutical Development	2020	318,112	—	—	442,649	31,836	3,000	795,597

(1)	The amounts reported in this column reflect the grant date fair values of stock options granted to the named executive officers calculated in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation-Stock Compensation. For a discussion of the assumptions used to calculate the value of our stock options, see Note 10, Stock Option Plans, to our audited financial statements included in this report on Form 10-K for the year ended December 31, 2021.
(2)	Represents matching contributions made by the Company in connection with the Company’s 401(k) plan.
(3)	Represents discretionary bonuses paid in 2022 and 2021 for 2021 and 2020 performance, respectively.

Outstanding Equity Awards at December 31, 2021

The following table presents information regarding the outstanding stock options and stock awards held by each of our named executive officers as of December 31, 2021.

		Option Awards
		Number of		Option
	Vesting	Securities Underlying		Exercise	Option
	Commencement	Unexercised Options (#)		Price	Expiration
Name	Date (1)	Exercisable	Unexercisable	($)	Date
Richard A. Miller, M.D.	3/22/2016	500,000	—	15.00	3/21/2026
	12/7/2016	160,000	—	16.37	12/6/2026
	12/13/2017	125,000	—	10.60	12/12/2027
	12/12/2018	187,500	62,500	5.94	12/11/2028
	12/12/2019	160,000	160,000	3.54	12/11/2029
	12/16/2020	80,000	240,000	4.01	12/15/2030
	9/9/2021	20,000	300,000	2.60	9/8/2031
Leiv Lea	3/22/2016	60,000	—	15.00	3/21/2026
	12/7/2016	25,000	—	16.37	12/6/2026
	12/13/2017	40,000	—	10.60	12/12/2027
	12/12/2018	75,000	25,000	5.94	12/11/2028
	12/12/2019	80,000	80,000	3.54	12/11/2029
	12/16/2020	40,000	120,000	4.01	12/15/2030
	9/9/2021	10,000	150,000	2.60	9/8/2031
William B. Jones, Ph.D.	3/22/2016	60,000	—	15.00	3/21/2026
	12/7/2016	25,000	—	16.37	12/6/2026
	12/13/2017	40,000	—	10.60	12/12/2027
	12/12/2018	75,000	25,000	5.94	12/11/2028
	12/12/2019	80,000	80,000	3.54	12/11/2029
	12/16/2020	40,000	120,000	4.01	12/15/2030
	9/9/2021	10,000	150,000	2.60	9/8/2031

(1)	Each option vests monthly over 48 months from the vesting commencement date, subject to the named executive officer’s continued service to us through the vesting date.

Base Salaries and Annual Bonuses

Our NEOs receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In December 2020, our Board set each of Dr. Miller’s, Mr. Lea’s and Dr. Jones’ annual base salary for 2021 at $300,000, $372,000, and 330,000 respectively. In December 2021, our Board approved increasing Mr. Lea’s annual base salary to $383,160 and Dr. Jones’ annual base salary to $339,900 effective as of January 1, 2022. Dr. Miller’s annual base salary remains at $300,000.

Our named executive officers are eligible to receive annual performance-based bonuses in the discretion of the Board. In December 2021, based on its assessment of the general performance of our named executive officers, the Board approved the payment to Mr. Lea and Dr. Jones of bonuses of $74,400 and $66,000, respectively, which were paid in 2022.

Equity Awards

In September 2021, the Board granted to Dr. Miller, Mr. Lea and Dr. Jones options to purchase 320,000, 160,000 and 160,000 shares of our common stock, respectively, with an exercise price of $2.60 per share, which vest as to 1/48th of the shares underlying the option on each monthly anniversary of September 9, 2021, subject to the executive’s continued service to us.

Employment, Severance and Change in Control Arrangements

We are party to an employment agreement or offer letter with each of Dr. Miller, Mr. Lea and Dr. Jones which sets forth the terms of their employment as our President and Chief Executive Officer, Chief Financial Officer and Senior Vice President, Pharmaceutical Development, respectively. These agreements provided for initial base salaries, eligibility for annual discretionary bonuses and the grants of discretionary equity awards, and standard benefit plan participation.

We are also party to a change in control severance agreement with Dr. Jones. Dr. Miller’s and Mr. Lea’s employment agreements and Dr. Jones’ change in control severance agreement provide for severance benefits in connection with certain terminations of employment.

Change in Control and Severance Benefits.

Pursuant to Dr. Miller’s and Mr. Lea’s employment agreements and Dr. Jones’ change in control severance agreement, in the event that the executive’s employment is terminated by us other than for “cause,” or by the executive for “good reason” (each as defined below) at any time other than during the three month period prior to and twelve month period immediately following a change in control of the Company, the executive is entitled to receive (i) severance payments in an amount equal to nine months or, in the case of Dr. Miller, twelve months, of his then-existing base salary; and (ii) continued healthcare coverage for the earlier of nine, or, in the case of Dr. Miller, twelve months, or the date the executive and his dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). In addition, each outstanding equity award that vests subject to the executive’s continued employment will automatically become vested, and, if applicable, all restrictions thereon will lapse, in each case, with respect to (i) in the case of Mr. Lea and Dr. Jones, the number of shares that would have vested in the nine month period following such termination had Mr. Lea and Dr. Jones remained employed or (ii) in the case of Dr. Miller, 100% of the number of shares that would have vested following such termination.

Furthermore, pursuant to Dr. Miller’s and Mr. Lea’s employment agreements, as amended and restated, and Dr. Jones’ change in control severance agreement, in the event that the executive’s employment is terminated by us other than for “cause”, or by the executive for “good reason” (each as defined below) during the three month period prior to and twelve month period immediately following a change in control of the Company, the executive is entitled to receive (i) severance payments in an amount equal to the sum of twelve months or, in the case of Dr. Miller, eighteen months, of his then-existing base salary plus 100% or, in the case of Dr. Miller, 150%, of his target bonus opportunity, payable in a cash lump sum, less applicable withholdings; and (ii) continued healthcare coverage until the earlier of twelve, or in the case of Dr. Miller, eighteen, months following termination, or the date the executive and his dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). In addition, for Mr. Lea and Dr. Jones, each outstanding equity award that vests subject to executive’s continued employment will automatically become vested, and, if applicable, all restrictions thereon will lapse, in each case, with respect to 100% of the shares subject thereto.

In addition, under Dr. Miller’s employment agreement, each outstanding unvested equity award will automatically become vested and, if applicable, all restrictions thereon will lapse, in each case, with respect to 100% of the shares subject thereto effective upon a change in control of the Company.

Any such severance payments and accelerated vesting are subject to the executive’s timely execution and non-revocation of a general release of claims against us and our affiliates.

With respect to each of Dr. Miller’s, and Mr. Lea’s employment agreements and Dr. Jones’ change in control severance agreement:

●	“Cause” generally means, subject to certain notice requirements and cure rights, the occurrence of any of the following events, as determined by our Board or a committee designated by our board, in its sole discretion: the executive’s (i) commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii)intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; (v) gross misconduct; or, with respect to Dr. Miller’s employment agreement, (vi) willful failure to perform his duties and responsibilities to us.
●	“Good Reason” means, subject to certain notice requirements and cure rights, the executive’s resignation from all positions he then holds with us if (i) there is a material diminution in his duties and responsibilities with us; provided, however, that a change in title or reporting relationship will not constitute good reason; (ii) there is a material reduction of his base salary; provided, however, that a material reduction in base salary pursuant to a salary reduction program affecting all or substantially all of our employees and that does not adversely affect the executive to a greater extent than other similarly situated employees shall not constitute good reason; or (iii) the executive is required to relocate his primary work location to a facility or location that would increase his one-way commute distance by more than twenty-five (25) miles from his primary work location as of immediately prior to such change.

Pursuant to Dr. Miller’s and Mr. Lea’s employment agreements and a proprietary information agreement entered into by Dr. Jones, each named executive officer is bound by certain restrictive covenants, including covenants relating to confidentiality and/or assignment of intellectual property rights. In addition, they are bound by covenants not to solicit our officers or employees during employment and for a specified period following termination of employment. Each named executive officer is also bound by a covenant not to disparage us or our employees, clients, directors or agents or divert or attempt to divert any of our actual or potential business.

Defined Contribution Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (Roth) basis through contributions to the 401(k) plan. In 2021, we matched 100% of each participant’s contribution to our 401(k) plan up to a maximum match of $3,000 per participant. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Perquisites

We provide limited perquisites and other personal benefits to our named executive officers, including the payment of life insurance premiums to the same extent provided to our other employees. We do not view these benefits as a significant component of our executive compensation program.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021.

Number of
shares
remaining
	Number of		available for
	shares to be	Weighted‑	future issuance
	issued upon	average exercise	under equity
	exercise of	price of	compensation
	outstanding	outstanding	plans (excluding		Total of shares
	options,	options,	securities		reflected in
	warrants and	warrants and	reflected in		columns (a) and
Plan category	rights	rights	column (a))		(c)
	(a)	(b)	(c)		(d)
Equity compensation plans approved by stockholders(1)(2)	6,354,308	$6.80	3,206,953	(3)	9,561,261
Equity compensation plans not approved by stockholders	—	—	—		—
Total	6,354,308	$6.80	3,206,953		9,561,261

(1)	The 2016 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2016 Equity Incentive Award Plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 15,000,000 shares of stock (subject to stock splits, dividends, recapitalizations and the like) may be issued upon the exercise of incentive stock options.
(2)	The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2016 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board; provided, however, no more than 3,000,000 shares of our common stock may be issued thereunder.
(3)	Includes 400,000 shares available for issuance under the 2016 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2022, by: (i) each of our directors; (ii) each of our named executive officers as set forth in the summary compensation table above; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4, Forms 5 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentages are based on 46,553,511 shares outstanding on March 31, 2022, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

	Shares of Common Stock Beneficial Ownership
		Securities	Number of
		Exercisable	Shares
		Within	Beneficially	Percent of
Name of Beneficial Owner	Common Stock	60 Days	Owned	Total
5% and Greater Stockholders
OrbiMed Private Investments V, LP(1)	6,943,654	—	6,943,654	14.9%
Entities affiliated with Adams Street Partners(2)	3,275,616	—	3,275,616	7.0%
Tang Capital Partners, LP(3)	3,101,709	—	3,101,709	6.7%
Millennium Management LLC(4)	2,920,059	—	2,920,059	6.3%
Named Executive Officers and Directors
Richard A. Miller, M.D.(5)	1,369,229	1,358,544	2,727,773	5.9%
Ian T. Clark(6)	—	105,000	105,000	*
Elisha P. (Terry) Gould III(7)	3,275,616	105,000	3,380,616	7.3%
Linda S. Grais, M.D. J.D.(8)	—	75,000	75,000	*
Edith P. Mitchell, M.D.(9)	—	10,000	10,000	*
Scott W. Morrison(10)	—	105,000	105,000	*
Peter A. Thompson, M.D.(11)	6,943,654	105,000	7,048,654	15.1%
Leiv Lea(12)	248,444	390,418	638,862	1.4%
William B. Jones, Ph.D.(13)	113,773	390,418	504,191	1.1%
All executive officers and directors as a group (9 persons)(14)	11,950,716	2,644,380	14,595,096	29.7%

*Denotes ownership percentage less than one percent.

(1)	As reported on a Form 13D/A filed with the SEC on November 3, 2021 by OrbiMed Advisors LLC (“OrbiMed Advisors”), these securities are held of record by OrbiMed Private Investments V, LP ("OPI V"). OrbiMed Capital GP V LLC ("GP V") is the general partner of OPI V, and OrbiMed Advisors, a registered adviser under the Investment Advisors Act of 1940, as amended, is the managing member of GP V. By virtue of such relationships, GP V and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI V noted above and as a result may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the Shares held by OPI V. Peter Thompson, M.D., a member of our Board, is a member of OrbiMed Advisors. Each of GP V, OrbiMed Advisors and Dr. Thompson disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his pecuniary interest therein, if any. Dr. Thompson is obligated to transfer all stock options or other awards of equity-based compensation arrangements for non-employee directors received to OPI V. The address of OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, NY 10022-4629.

(2)	As reported on a Form 4 filed with the SEC on September 13, 2021 by Adams Street Partners, LLC. Consists of 694,854 shares held by Adams Street 2011 Direct Fund LP ("AS 2011"), 715,361 shares held by Adams Street 2012 Direct Fund LP ("AS 2012"), 541,133 shares held by Adams Street 2013 Direct Fund LP ("AS 2013"), 736,033 shares held by Adams Street 2014 Direct Fund LP ("AS 2014"), 69,864 shares held by Adams Street 2015 Direct Venture/Growth Fund LP ("AS 2015"), 67,769 shares held by Adams Street 2016 Direct Venture/Growth Fund LP ("AS 2016"), 87,668 shares held by Adams Street 2017 Direct Venture/Growth Fund LP ("AS 2017"), 126,806 shares held by Adams Street 2018 Direct Venture/Growth Fund LP ("AS 2018") and 236,128 shares held by Adams Street Venture/Growth VI LP ("ASVG VI"). Elisha P. Gould, a member of our Board, is a partner of Adams Street Partners, LLC. Adams Street Partners, LLC, as the managing member of the general partner of the general partner of each of AS 2011, AS 2012, AS 2013, AS 2014, AS 2015, AS 2016, AS 2017, AS 2018 and ASVG VI (collectively the "Funds"), may be deemed to beneficially own the shares held by the Funds. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the Funds. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray and Fred Wang disclaim beneficial ownership of the shares held by the Funds except to the extent of their pecuniary interest therein. The address of Adams Street Partners, LLC is One North Wacker Drive, Suite 2700, Chicago, IL 60606-2823.
(3)	As reported on a Form 13G/A filed with the SEC on February 14, 2022.
(4)	As reported on a Form 13G/A filed with the SEC on January 18, 2022.
(5)	Consists of 1,333,515 shares of common stock held by Richard A. Miller and Sandra J. Horning, Trustees of the Miller Horning Family Trust u/a/d January 25, 1985 (Miller Horning Trust), 35,714 shares of common stock directly held by Richard A. Miller, and 1,358,544 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022. Dr. Miller has shared voting, investment and dispositive power over the shares held by the Miller Horning Trust.
(6)	Consists of 105,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(7)	Consists of the shares described in footnote (2) above and 105,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022. Mr. Gould disclaims beneficial ownership of the shares listed in footnote (2), except to the extent of his pecuniary interest therein.
(8)	Consists of 75,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(9)	Consists of 10,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(10)	Consists of 105,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(11)	Consists of 6,943,654 shares of our common stock held by OrbiMed Private Investments V, L.P. (“OrbiMed”). Dr. Thompson disclaims beneficial ownership of the shares held by OrbiMed except to the extent of his pecuniary interest therein. Also consists of 105,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(12)	Consists of 149,206 shares of our common stock held by Mr. Lea and Deborah Karlson, Trustees of the Karlson Lea Family Trust UTA dated February 11, 1998 (Karlson Lea Trust), 99,238 shares of our common stock held by the Leiv Lea IRA Contributory and 390,418 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022. Mr. Lea has shared voting, investment and dispositive power over the shares held by the Karlson Lea Trust.
(13)	Consists of 113,773 shares of common stock and 390,418 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.
(14)	Consists of 11,935,716 shares of our common stock and 2,644,380 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2021, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Corvus stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, or (3) request from the Company by calling (650) 900-4520. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, proxy statement, Proxy Card or Notice of Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that will be presented for consideration at the virtual Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Our website address is www.corvuspharma.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Corvus stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

By Order of the Board of Directors

/s/ RICHARD A. MILLER
Richard A. Miller, M.D. President and Chief Executive Officer

April 28, 2022

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/CRVS or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CRVS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposal 4, that the future advisory votes by stockholders on the compensation of our named executive officers be requested every 1 Year. + 1. To Elect three Class III Directors with terms to expire at the 2025 annual meeting of stockholders: ForWithhold For Withhold ForWithhold 01 - Ian T. Clark 02 - Elisha P. (Terry) Gould III 03 - Peter Thompson, M.D. For Against Abstain ForAgainst Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. 1 Year 2 Years 3 Years Abstain 4. To hold a non-binding advisory vote on the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 3 8 9 0 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 5 03MJ8C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposaals ——TThheeBBooaarrddooffDDirierecctotorsrsrerecocommmmenednda avovtoeteFOFRORthaelletlheectnioonmoifnedeirseclitsotredn,oFmOinRePersoipnoPsraolspoXsa–lX1 and FfoOrRePvreorpyoXsaYlsEA2RaSndon3 Parnodpfoosral X. 2022 Annual Meeting Proxy Card 1234 5678 9012 345

The 2022 Annual Meeting of Stockholders of Corvus Pharmaceuticals, Inc. will be held on Wednesday June 15, 2022 at 1:00 p.m. Pacific Time, virtually via the internet at www.meetnow.global/MAPC7TQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2022 Annual Meeting of Stockholders of Corvus Pharmaceuticals, Inc. June 15, 2022 at 1:00 p.m., Pacific Time This proxy is solicited by the Board of Directors. The undersigned stockholder(s) hereby appoint(s) Richard A. Miller, M.D. and Leiv Lea, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of Dr. Miller and Mr. Lea to represent and vote, as designated on the reverse side of this ballot, all the shares of Corvus Pharmaceuticals, Inc. that the undersigned is/are entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Corvus Pharmaceuticals, Inc. will be held on June 15, 2022, at 1:00 p.m., Pacific Time, virtually via the internet at www.meetnow.global/MAPC7TQ, or at any postponement or adjournment thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, the proxies will have authority to vote in accordance with the Board of Directors’ recommendations. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Corvus Pharmaceuticals, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CRVS